Exhibit 99.1

Allscripts Contacts: Dan Michelson Chief Marketing Officer 312-506-1217 dan.michelson@allscripts.com	Bill Davis Chief Financial Officer 312-506-1211 bill.davis@allscripts.com

Todd Stein Senior Manager/Public Relations 312-506-1216 todd.stein@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports First Quarter 2008 Results

CHICAGO, IL – April 30, 2008 – Allscripts, the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three months ended March 31, 2008.

Total revenue for the three months ended March 31, 2008 was $72.1 million, compared to $65.0 million for the same period last year, increasing by 11%. Revenue from software and related services for the three months ended March 31, 2008 was $58.6 million, compared to $51.2 million for the same period last year, increasing by approximately 14%.

Gross margin percentage was 50.0% for the first quarter of 2008, compared to 49.6% during the first quarter of 2007.

Net income for the three months ended March 31, 2008 was $0.1 million, or $0.00 per diluted share, compared to net income of $4.5 million, or $0.08 per diluted share, for the same period last year. Non-GAAP adjusted earnings for the three months ended March 31, 2008 were $5.0 million, or $0.09 per diluted share, compared to non-GAAP adjusted earnings of $6.4 million, or $0.11 per diluted share for the same period last year. Non-GAAP adjusted earnings for the three months ended March 31, 2008 and 2007 are comprised of net income giving effect to the add-back of acquisition-related amortization of $2.1 million and $1.5 million, respectively, or $0.04 and $0.02 per diluted share, respectively, net of tax, and total stock-based compensation expense of $1.2 million and $0.4 million, respectively, or $0.02 and $0.01 per diluted share, respectively, net of tax. Non-GAAP adjusted earnings for the three months ended March 31, 2008 also give effect to the add-back of transaction-related expenses of $1.6 million, or $0.03 per diluted share, net of tax. Please see “Explanation of Non-GAAP Financial Measures” below for a discussion of non-GAAP adjusted earnings and earnings per share.

As of March 31, 2008, the Company had cash and marketable securities of $61.4 million.

“Allscripts delivered a solid sales performance during the first quarter of 2008 and we continue to make progress in deploying our TouchWorks electronic health record,” said Glen Tullman, Chief Executive Officer of Allscripts. “When you consider that the first quarter is traditionally the slowest of the year, our sales performance demonstrates the strength of the market, the strength of the Allscripts brand, and the confidence our clients and prospects have in our company and our commitment to improving healthcare.”

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP net income (and related per share amounts), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP net income, excluding acquisition-related amortization, stock-based compensation expense under SFAS No. 123R, and transaction-related expenses, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

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Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Management also believes that non-GAAP net income (and related per share amounts) provides useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Allscripts will conduct a conference call on Wednesday, April 30, 2008 at 4:30 PM Eastern Time. The conference call can be accessed by dialing (800) 374-1376 and requesting the Allscripts earnings call, or via the Internet at www.allscripts.com. A recording of the conference call will be available for two weeks following the call at www.allscripts.com or by calling (800) 642-1687, ID # 44636385.

About Allscripts

Allscripts (Nasdaq: MDRX) is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The company’s unique solutions inform, connect and transform healthcare, delivering improved care at lower cost. More than 40,000 physicians and thousands of other healthcare professionals in clinics, hospitals and extended care facilities nationwide utilize Allscripts to automate everyday tasks such as writing prescriptions, documenting patient care, managing billing and scheduling, and safely discharging patients, as well as to connect with key information and stakeholders in the healthcare system. To learn more, visit Allscripts at www.allscripts.com.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$43,721	$43,785
Marketable securities	10,196	5,759
Accounts receivable, net	80,997	81,351
Deferred taxes, net	17,700	16,650
Inventories	6,300	4,178
Prepaid expenses and other current assets	19,534	17,401

Total current assets	178,448	169,124

Long-term marketable securities	7,464	13,459
Fixed assets, net	21,209	18,238
Software development costs, net	25,509	24,115
Intangible assets, net	104,070	107,503
Goodwill	240,545	240,452
Other assets	4,498	5,252

Total assets	$581,743	$578,143

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,284	$15,911
Accrued liabilities	23,615	22,707
Accrued acquisition obligation	—	8,946
Deferred revenue	55,589	45,940
Current portion of long-term debt	285	279
Other current liabilities	—	274

Total current liabilities	93,773	94,057

Long-term debt	135,089	135,162
Deferred income taxes	8,236	6,179
Other liabilities	2,198	2,105

Total liabilities	239,296	237,503

Stockholders’ equity	342,447	340,640

Total liabilities and stockholders’ equity	$581,743	$578,143

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Software and related services	$58,618	$51,240
Prepackaged medications	9,595	10,229
Information services	3,876	3,553

Total revenue	72,089	65,022

Cost of revenue:
Software and related services	25,919	22,382
Prepackaged medications	7,613	8,308
Information services	2,516	2,059

Total cost of revenue (a)	36,048	32,749

Gross profit	36,041	32,273

Operating expenses:
Selling, general and administrative expenses (b)	31,393	22,374
Amortization of intangibles	3,439	2,576

Income from operations	1,209	7,323

Interest expense	(1,644)	(933)
Interest income	570	1,049
Other expense, net	(5)	(12)

Income before income taxes	130	7,427

Income taxes	(50)	(2,960)

Net income	$80	$4,467

Net income per share—basic	$0.00	$0.08

Net income per share—diluted	$0.00	$0.08

Weighted average shares of common stock outstanding used in computing basic net income per share	56,503	54,639

Weighted average shares of common stock outstanding used in computing diluted net income per share (c)	57,503	64,462

(a)	Includes stock-based compensation of $347 and $82 for the three months ended March 31, 2008 and 2007, respectively.
(b)	Includes stock-based compensation of $1,612 and $574 for the three months ended March 31, 2008 and 2007, respectively.
(c)	Weighted average diluted shares for the three months ended March 31, 2007 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for the three months ended March 31, 2008. Interest expense, net of tax, totaling $522 has been added back to net income for the net income per diluted share calculation for the three months ended March 31, 2007.

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Adjusted Earnings and Non-GAAP Adjusted Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net Income	$80	$4,467

Stock compensation expense (tax effected at 39% for 2008 and 40% for 2007)	1,195	393
Deal-related amortization (tax effected at 39% for 2008 and 40% for 2007)	2,098	1,545
Transaction-related expenses (tax effected at 39% for 2008)	1,621	—

Non-GAAP Adjusted Earnings	$4,994	$6,405

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted earnings per share (a)	57,503	64,462

Non-GAAP Adjusted Earnings Per Share—diluted	$0.09	$0.11

(a)	Weighted average diluted shares for the three months ended March 31, 2007 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for the three months ended March 31, 2008. Interest expense, net of tax, totaling $522 has been added back to net income for the net income per diluted share calculation for the three months ended March 31, 2007.